Exhibit 99.1

Coldwater Creek Provides Outlook for the Second Half of Fiscal 2011

SANDPOINT, Idaho, October 17, 2011 — Coldwater Creek Inc. (Nasdaq: CWTR) today announced its outlook for the fiscal third and fourth quarters ending October 29, 2011 and January 28, 2012, respectively.

Fiscal Third Quarter 2011

For the thirteen-week period ending October 29, 2011, the Company currently expects:

•                  Consolidated net sales in the range of $180.0 to $190.0 million reflecting a decline in comparable premium retail store sales of 17% to 21% as compared to the fiscal third quarter of 2010.  The decline in comparable premium retail store sales reflects soft traffic, partially offset by improvements in conversion rates and average unit retail versus the prior year period.

•                  Gross margin flat to down slightly compared to the prior year period as modest improvements in merchandise margins are offset by deleveraging of occupancy and buying expenses versus the third quarter of 2010.

•                  Net loss in the range of $0.30 to $0.36 per share, as compared to a net loss of $0.12 per share in the third quarter of fiscal 2010.

•                  Total inventory at the end of the fiscal third quarter to be down in the low-to-mid teens on a percentage basis as compared to the end of the third quarter 2010.

“During September we experienced a meaningful improvement in our conversion trends as customers responded to elements of our new design aesthetic.  As a result of these trends and our inventory management initiatives, we expect modest improvements in merchandise margin rates for the third quarter.  Although we are encouraged by these developments, quarter-to-date traffic trends have been challenging,” stated Dennis Pence, Chairman and Chief Executive Officer. “Additionally, we launched our first-ever nationwide television campaign and while this campaign increased our expense in the quarter, we remain confident that this is an essential investment to support a return to profitable levels of traffic and to encourage trial purchases by new customers.”

The Company will provide further commentary on its fiscal third quarter as part of its third quarter earnings release and conference call which is scheduled for December 1, 2011 after the market closes.

Fiscal Fourth Quarter 2011

For the thirteen-week period ending January 28, 2012, the Company expects:

•                  Net loss in the range of $0.17 to $0.26 per share, as compared to a net loss of $0.40 per share in the fourth quarter of fiscal 2010. Net loss for the fiscal 2010 fourth quarter included a non-cash charge of $2.9 million, or $0.03 per share, related to certain retail store asset impairments.

•                  Continued improvements in conversion rates and average unit retail, offset by expected soft year-over-year traffic levels.

•                  Gross margin to improve 200 to 400 basis points compared to the same period in 2010 due to reductions in markdown selling as a result of tighter inventory buys, partially offset by deleveraging of occupancy and buying expenses and higher product input costs as compared to the fourth quarter of 2010.

•                  Total inventory at the end of the fiscal fourth quarter of 2011 to be down in the mid-to-high teens on a percentage basis as compared to the end of fiscal 2010.

Jill Dean, President and Chief Merchandising Officer stated, “Although it will take time to re-engage our customers, we are pleased to see early indications that they are reacting favorably to our new merchandise direction.  As we look to the holiday season, we expect overall traffic to remain challenging; however, we believe our holiday product reflects even further improvements in color, print and pattern that resonate favorably with our customers.”

Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company’s expected financial results for the third and fourth quarters of 2011, including statements about expected net loss per share, net sales, consolidated gross margins and inventory, along with other anticipated financial results. These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect.  As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•                  the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•                  potential inability to attract and retain key personnel;

•                  our new design aesthetic may take longer to implement than expected or may not resonate with our core and target customer;

•                  difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•                  due to changing business and economic conditions our sales and earnings expectations may not be realized;

•                  our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•                  our potential inability to fund our operations substantially with operating cash as a result of either lower sales or higher than anticipated costs, or both, and the possibility that additional financing may not be available to us on acceptable terms or at all;

•                  delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•                  our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•                  increasing competition from discount retailers and department stores;

•                  advertising initiatives, such as our nationwide television campaign, may not be successful in increasing traffic in the near term, or at all;

•                  difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•                  the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•                  unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•                  our revolving line of credit may not be fully available due to borrowing base and other limitations;

•                  the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•                  the actual number and timing of store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contact:

Lyn Walther

Divisional Vice President, Investor Relations

208-265-7005